                                                                      Exhibit 11

                     CLEAN HARBORS, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE
                FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 1995
                                (in thousands)
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

                                             Three Months Ended        Nine Months Ended
                                                September 30,             September 30,
                                             ------------------        -----------------
                                                1995      1994            1995     1994
                                             ------------------        -----------------
Net income (loss)                            $(1,200)    $ (138)       $(1,587)   $1,710
 Less preferred dividends accrued                112        117            335       329
                                             -------     ------         ------    ------
Adjusted net income (loss)                   $(1,312)    $ (255)       $(1,922)   $1,381
                                             =======     ======         ======    ======
Earnings per common and common
 equivalent share:

Weighted average number of
 shares outstanding                            9,435      9,431          9,433     9,429

Incremental shares for stock options
 under treasury stock method                      --         --             --       220
                                             -------     ------         ------    ------
Weighted average number of
 common and common equivalent
 shares outstanding                            9,435      9,431          9,433     9,649
                                             -------     ------         ------    ------
Net earnings (loss) per common and common
 equivalent share                              $(.14)     $(.03)         $(.20)    $ .14
                                             =======     ======         ======    ======

Earnings per common and common
 equivalent share - assuming full
 dilution:

Weighted average number of
 shares outstanding                            9,435      9,431          9,433     9,429

Incremental shares for stock options
 under treasury stock method                      --         --             --       220
                                             -------     ------         ------    ------
Weighted average number of common
 and common equivalent shares outstanding -
 assuming full dilution                        9,435      9,431          9,433     9,649
                                             =======     ======         ======    ======
Net earnings (loss) per common and common
 equivalent share - assuming full
 dilution                                      $(.14)     $(.03)         $(.20)    $ .14
                                             =======     ======         ======    ======
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